UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2018

CÜR MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 New London Turnpike

Glastonbury, CT 06033

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 633-5565

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made to the disclosure set forth under Item 8.01 below, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure set forth under Item 8.01 below, which disclosure is incorporated herein by reference.

Item 8.01. Other Events.

As previously reported, CUR Holdings, Inc., a Delaware corporation (“Holdings”), closed private placement offerings on November 15, 2018 and May 15, 2018 (the “Holdings Offerings”), the net proceeds of which were to be used (1) to pay advances required under content licensing agreements (the “New Music Label Agreements”) with the three major music labels (the “Music Labels”) sufficient to allow Holdings and/or CÜR Media, Inc., a Delaware corporation (the “Company”), to proceed with soliciting subscriptions for the Company’s Internet music service, CÜR Music, and (2) to extend a line of credit to the Company, for up to the full amount of the net proceeds from the Holdings Offerings, (a) to enable the Company to pay outstanding accounts payable and certain other payments due by the Company, and (b) for the Company’s working capital and general corporate purposes.

To date, Holdings has paid advances to the three Music Labels in the aggregate amount of $3,600,000 from the net proceeds of the Holdings Offerings. Additional payments are now past due to two of the Music Labels pursuant to their New Music Label Agreements with Holdings. On September 18, 2018, one of the Music Labels delivered written notice to Holdings that Holdings had breached its New Music Label Agreement with that Music Label by failing to pay that Music Label an additional advance due to that Music Label under their New Music Label Agreement. As set forth in the notice, Holdings has 30 days to cure the breach by paying the Music Label all amounts owed, along with additional late fees. If payment is not made, the Music Label may terminate its New Music Label Agreement with Holdings, among other rights and remedies.

As also previously reported, Holdings has only partially funded the Company’s requests for payroll and vendor payables. As a result of funding shortfalls, as of August 15, 2018, the Company was forced to lay off its entire workforce, except Kelly Sardo, the Company’s Interim President, Chief Financial Officer, Secretary and Treasurer, John Egazarian, the Company’s Head of Product and Chief Operations Officer, and Michael Betts, the Company’s Chief Technology Officer.

Holdings has recently notified the Company that it only intends to fund 50% of the Company’s payroll for the pay period ending September 30, 2018, and that it does not intend to fund any of the Company’s additional payroll after September 30, 2018. If Holdings does not fund additional payroll for our remaining officers, the Company may need to terminate their employment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Date: September 27, 2018	By:	/s/ Kelly Sardo
	Name:	Kelly Sardo
	Title:	Interim President, Chief Financial Officer, Secretary and Treasurer

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